Exhibit 10.12

                JOINT PRODUCT DEVELOPMENT AND MARKETING AGREEMENT
                -------------------------------------------------

This Joint Product Development and Marketing Agreement ("Agreement") is entered into this 10th day of November, 2004, by and between Applied DNA Sciences, Inc. with offices at 9229 West Sunset Blvd., Suite 830, Los Angeles, CA 90060 ("ADNAS") and Hologrammas S.A. de C.V., with offices at 3830 Valley Center Drive, Suite 705, San Diego, CA 92130 ("HoloMex").

WHEREAS,  ADNAS  owns  exclusive  rights  to  certain  proprietary  technologies
involving   the   extraction,   recombination,   encapsulation,   embedding  and
preservation of botanical DNA, (the "Technologies").

WHEREAS, the Technologies are used to forensically authenticate products, to detect and deter counterfeiting, to protect brands and intellectual property assets, to provide enhanced security for physical plant, documents, ID's, currencies, databases and other products and applications, and

WHEREAS, ADNAS desires to retain its exclusive rights to its Technologies, but is willing to participate in the joint development of security holographic products; and

WHEREAS. HoloMex is an established developer, manufacturer and distributor of proprietary holographic packaging and labels which provide holographic security and holographic authentication of products, and has proprietary interests in certain intellectual property related to holographic antenna with applications in the RFID industry, and

WHEREAS, Holomex desires to retain its exclusive rights to its intellectual property, but is willing to participate in the joint development of security holographic products; and

WHEREAS. the parties wish to jointly develop and market enhanced security holographic products, including holographic-DNA-RFID antennae, all of which products, (the "Products"), shall integrate the Technologies, and

NOW THEREFORE, this Agreement outlines the basic terms of a Joint Venture to develop and market the Products.

                       ARTICLE I. NEW PRODUCT DEVELOPMENT
                       ----------------------------------

A. HoloMex and ADNAS shall identify existing HoloMex products to be enhanced by and combined with the Technologies.

B.   HoloMex  and  ADNAS  shall   collaborate   to  develop  new  products  (the
     "Products") compatible with the business of the parties and which shall contain the Technologies.

C. The parties shall: (i) define specifications of the Products; (ii) identify applications for the Products; (iii) develop industrial processes and technology parameters to insure the maximum performance and reliability of the Products in any given security application; (iv) develop effective authentication protocols and reader technology/equipment for the Products;
     (v) develop and implement protocols to protect the IP of the Products and to ensure secure storage, transportation and client custodial control and accountability for the Products.



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D.   The projected costs to develop and patent the Products will be estimated by the parties and budgeted accordingly. All major expenses shall be mutually agreed on by the parties on a project by project basis. Actual expenses incurred to develop the Products and to secure the IP shall be recorded by each party.

E. The parties shall jointly own the IP and all rights, title and interest in the Products and the IP.

F. ADNAS shall, at its cost, provide all DNA materials and expertise and technology required to develop and test the Products.

G. HoloMex shall, at its cost. provide all holographic and RFID materials, expertise and technology required to develop and test the Products.

H. The parties shall equally share all costs associated with the purchase of "outside" materials, scientific, technical services, engineering services, legal services, independent efficacy tests, pilot studies required by end user clients, obtaining regulatory approvals and acquiring any licenses required to develop, test and commercialize the Products. All major expenses shall be mutually agreed on by the parties on a project by project basis.

I. In return for scientific services and know-how required to develop the holographic-DNA-RFID proprietary Product, which IPshall be jointly owned by ADNAS and HoloMex, and exclusively marketed by ADNAS, and for consulting services relaled to the development of optical security systems and for providing assistance to ADNAS to develop and implement security protocols for ADNAS clients. Daniel Lieberman, or his designee, shall receive a one-time Consulting Fee of One Hundred and Fifty Thousand US Dollars (US $150,000.00).

J.   The Consulting Fee shall be paid as follows:

     (i) An initial payment of Fifty Thousand dollars (US $50,000.00) within four (4) calendar months of signing this Agreement;

     (ii) Fifty Thousand dollars (US $50,000.00) to be paid thirty (30) days after the initial payment has been made; and

     (iii) Fifty Thousand dollars (US $50,000.00) to be paid Ninety (90) days after the initial payment has been made.



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   ARTICLE ll...MATERIALS SUPPLY DURING PRODUCT DEVELOPMENT

A. For purposes of Product development. HoloMex may request ADNAS to provide Technologies and related materials, including but not limited to, DNA materials ("ADNAS Materials"). ADNAS, at its cost, agrees to provide ADNAS Materials as reasonably requested by HoloMex. HoloMex agrees that the ADNAS Materials shall be used only for the purpose of evaluating and developing Products and shall be used for no other purpose without the prior written consent of ADNAS, and any such use shall be under terms that shall equitably accommodate the financial interests of ADNAS. HoloMex agrees to comply with all reasonable security and chain of custody requirements imposed in writing by ADNAS governing the proper protection, security and control of the ADNAS Materials.

B. For purposes of Product development, ADNAS may request HoloMex to provide samples of HoloMex's current security holograms, RFID holograms or proprietary information thereto, ("HoloMex Materials"). HoloMex. at its cost, agrees to provide HoloMex Materials as reasonably requested by ADNAS. ADNAS agrees that the HoloMex Materials shall be used only for the purpose of evaluating and developing Products and shall be used for no other purpose without the prior written consent of HoloMex, and any such use shall be under terms that shall equitably accommodate the financial interests of HoloMex. ADNAS agrees to comply with all reasonable security and chain of custody requirements imposed in writing by HoloMex governing the proper protection, security and control of the HoloMex Materials.

C. To the extent either party does not have formal security or chain of custody requirements, the parties agree to develop mutually acceptable protocols for the secure storage and custody of any ADNAS Materials and/or HoloMex Materials transferred in accordance with this Agreement.

D. Unless otherwise agreed, ADNAS and HoloMex will each provide Materials required to develop the Products as samples at no cost to ADNAS and to HoloMex, respectively. However, the cost of such Materials may be recorded and a financial adjustment based on relative contributions shall be accommodated.

               ARTICLE III...PRODUCT PRICING AND PROFITS OR LOSSES

The parties shall determine and agree on a Product by Product basis an amount to be paid to ADNAS in the form of a royalty.

                  ARTICLE IV. .MATERIALS INVENTORY AND SECURITY

A. DNA Material Supply. The parties agree to jointly determine material stockpile requirements sufficient to meet the production requirements of HoloMex. ADNAS shall stockpile in the US sufficient DNA materials to ensure at all times the adequate and on-time supply of DNA material in quantities sufficient to fully meet the production requirements of HoloMex in a timely manner, The amount of DNA material to be stockpiled by ADNAS shall be determined in advance by the parties for each quarterly sales period.



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B.   Security.  The supporting  inventory of any ADNAS Materials will be held by
     ADNAS at secure US storage facilities, such as Brinks, SGS or other selected by ADNAS and acceptable to HoloMex. Delivery to HoloMex will be made under secure transportation conditions by the selected security storage and transportation company.

C. ADNAS and HoloMex shall develop mutually acceptable protocols for the secure storage and custody of ADNAS Materials at the production facilities of HoloMex in Mexico, at the facilities of any HoloMex subcontractor (if any) and at the facilities of clients.

D. ADNAS aud HoloMex shall arrange Product Liability and other risk insurance (loss in transit, client risk, etc) as necessary with a first class Insurer.

E. ADNAS and HoloMex shall agree procedures for the periodic audit and monitoring of storage, custody, accounting, application and consumption of the ADNAS Materials held at the production facilities of HoloMex, its subcontractors and at the facilities of clients.

                 ARTICLE V. .MARKET ANALYSIS AND DEVELOPMENT

A. The parties shall establish an agenda to identify specific Products to be developed.

B. The parties agree to develop and undertake joint sales and marketing efforts to promote the Products into the target markets and to target clients. The parties shall develop a marketing plan to identify and prioritize clients, to define product categories and applications, to establish price structures and payment terms, to implement marketing activities, news releases, trade show participation, web seminars, direct electronic mailing campaigns, etc.

C. ADNAS and HoloMex agree to introduce each other to their respective clients and strategic marketing partners.

D. At it's own cost, each of the parties shall provide technical sales support to the other party and each shall make appropriate staff available to participate in sales calls and meetings with target clients. If the respective costs any party to provide such sales support shall be determined to be significantly disproportionate to the contribution of the other party, then the parties shall agree an equitable adjustment and reimbursement of expenses. Each party shall monitor the cost of technical sales support and attendance at sales meetings and receipts shall be kept for all related travel and accommodation expenses. At the end of each calendar quarter following the execution of this Agreement the parties shall submit, compare and adjust their respective contributions.

E The parties agree to create both industry-specific and customer -specific marketing and presentation materials for the Products as they are developed. All major expenses in connection therewith shall be mutually agreed on by the parties on a project by project basis.

F. The parties agree to mount comprehensive trade publicity programs for the Products as they are developed. All major expenses in connection therewith shall be mutually agreed on by the parties on a project by project basis.



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                          ARTICLE VI.  MATERIALS WARRANTY.

A. ADNAS, at its expense, shall defend any suit brought against HoloMex on the grounds that use of the ADNAS Materials or Technologies for the intended purpose or purposes, as furnished by ADNAS infringes any United States patent and shall pay the amount of any judgement that may be awarded against HoloMex in any such suit provided and upon condition that HoloMex shall (a) promptly deliver to ADNAS all infringement notices and other papers received by or served upon HoloMex, (b) permit ADNAS to take charge of the defense of such suit and compromise the same, if deemed advisable by ADNAS, and (c) assist in every reasonable way in the conduct of such defense. In the event that HoloMex shall be enjoined by a court of competent jurisdiction from which no appeal can be taken, from selling or using the product for the intended purpose or purposes on the ground that such sale or use of the product infringes any such United States patent, or it is established to ADNAS satisfaction, upon due investigation, that sale or use of the product infringes any such United States patent, ADNAS at its option may either (1) procure for HoloMex a license to sell and/or use the product, (ii) modify the product so as to make it non-infringing without seriously impairing its performance, (iii) replace the product with a product that is substantially equal but non-infringing, or (iv) accept the return of the product from HoloMex.

B. HoloMex shall extend to ADNAS reciprocity of protection as set forth above in respect of Materials or Technologies supplied by HoloMex.

                          ARTICLE VII. CONFIDENTIALITY

     The parties recognize that each party shall disclose to the other information concerning suppliers, clients, distributors, agents, brokers, buyers, sellers, technical data, performance data, pricing details, comnissions, discounts, information relating to competitors and other information which the parties have acquired through their investment of time, expense and effort. The parties acknowledge and agree that during the term of this Agreement, and in the course of the discharge of the duties hereunder, the parties shall have access to and become acquainted with information concerning the operation of the other party, including, financial, personnel, sales, manufacturing, buying, planning, and other information owned by and regularly used in the operation of the business of each party and each party shall also receive information of a proprietary nature regarding the constitution, formulation, pricing and effectiveness of the Products and both parties hereto accept that such information as outlined above constitutes the Confidential Information of the providing party. The parties hereto agree not to disclose any such Confidential Information, directly or indirectly, to any other person or party, except as may be necessary for such person or party to pursue sales as a function of this Agreement and such person or party shall have executed a Confidentiality Agreement binding that person or party to conditions of confidentiality identical to those contain in this Agreement. The obligations of confidentiality contained in this Section 6 shall survive expiration or earlier termination of this Agreement.



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               ARTICLE VIII. NON-CIRCUMVENTION AND NON-COMPETITION

A. In Consideration of this Agreement each party agrees not to attempt in any manner to commercially exploit, either directly or indirectly, the proposed and existing business concepts and technologies or any of the Confidential Information without the other party's prior written consent. The parties specifically understand and agree that this prohibition is specifically intended to include any direct or indirect contact by either party's then current Providers, Suppliers, Agents, Employees and/or Representatives.

B. HoloMex hereby undertakes not, directly or indirectly, to promote products deemed by ADNAS to be competitive with the DNA products of ADNAS, nor to enter into any business with any company insofar as such business will employ products deemed by ADNAS to be competitive with the DNA products of ADNAS.

C. ADNAS hereby undertakes not, directly or indirectly, to promote products deemed by HoloMex to be competitive with the holographic products of HoloMex, nor to enter into any business with any company insofar as such business will employ products deemed by HoloMex to compete with the holographic products of HoloMex.

D. Neither ADNAS nor HoloMex shall develop or promote any DNA-Holographic nor DNA-RFID-Holographic products with any third party company.

                               2. ARTICLE IX. TERM

A. The term of this Agreement shall be for as long as the individual patents for the Products and their extensions and modifications remain in force and/or for as long as the parties continue to produce and market the Products, whichever is the longer.

B. In the event one party wishes to withdraw, the other party shall be granted a one hundred and twenty (120) day exclusive period in which to purchase from the other party all rights, title and interest in the Products and IP, or to reach an alternative settlement, including but not limited to, a License and Royalty Agreement enabling the Licensor to manufacture the Products, or cause them to be manufactured, and to distribute the Products.

C. In the event the rights, title and interest in the Products and IP are purchased, the purchase price shall be determined by an independent Appraiser acceptable to both parties.

                   ARTICLE X. CHOICE OF LAW AND JURISDICTION.

This Agreement is entered into in the State of California and the parties hereby consent to the jurisdiction of the courts of California for the purpose of the entry and enforcement of any judgment that may arise. This Agreement shall be construed and enforced in accordance with the laws of the State of California.



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                             ARTICLE XI. ARBITRATION

In the event of any controversy or claim between the parties hereto arising out of or relating to this agreement including without limitation any tort claim, and if the parties are unable to agree to a settlement of such disputes by direct negotiations, the parties shall promptly mediate any such disagreement or dispute in San Diego under the Commercial Mediation Rules of the American Arbitration Association. If the parties are unable to resolve such disagreement or dispute through mediation, then such disagreement or dispute shall be submitted to binding arbitration in San Diego under the Commercial Arbitration Rules of the American Arbitration Association and Title 9 of the California Code of Civil Procedure and shall be administered by the American Arbitration Association. A panel of one neutral arbitrator shall be appointed under the Commercial Arbitration Rules of the American Arbitration Association. The arbitrators shall have the discretion to allocate in their award the costs of arbitration, arbitrators' fees and the respective attorneys' fees and costs, including expert witness fees and costs, including expert witness and consultant costs, of each party between the parties as they see fit.

                           ARTICLE XII. MISCELLANEOUS.

No Party may assign any of its rights or delegates any of its obligations under this Agreement, except with the prior written consent of the other Party. This Agreement supersedes all previous oral and written agreements, if any, among the Parties regarding the subject matter hereof. The Parties acknowledge that a violation or threatened violation of this Agreement or any of its provisions may cause irreparable injury; that money damages alone would be an inadequate remedy; and that, in addition to any other remedies available at law or in equity, such actions may be subject to a restraining order, injunctive relief or other similar remedy in order to specifically enforce the provisions of this Agreement.

IN WITNESS WHEREOF, each of the Parties below, has caused this Agreement to be executed by its duly authorized representatives on this 8th day of November, 2005.

For Hologrammas S.A. de C.V. by:                     For ADNAS by:

/s/ DANIEL LIEBERMAN                                 /s/ PETER BROCKLESBY
--------------------                                 --------------------
Name:  Daniel Lieberman                              Name:  Peter Brocklesby
Title: CEO                                           Title: President


Witness: /s/ ARTURO MAREYNA
         ------------------
Name: Arturo Mareyna


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